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                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


      This First Amendment to Employment Agreement (the "Amendment") made this 8th day of October, 1998, by and between NovaCare, Inc., a Delaware corporation (the "Company"), and Ronald G. Hiscock (the "Executive"),

                              W I T N E S S E T H:

      WHEREAS, the parties have heretofore entered into an Employment Agreement dated as of March 18, 1998 (the "Employment Agreement"); and

      WHEREAS, the parties now wish to amend the Employment Agreement to modify the benefits to which Executive is entitled in the event of a termination of Executive's employment;

      WHEREAS, the parties now wish to amend the Employment Agreement to modify the definition of Change in Control;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

      1. Section 3.2(b) is hereby deleted and replaced with the following new
Section 3.2(b):

                  3.2 Bonus.

                        (b) In the event of the termination of employment of the Executive pursuant to Section 6.1 (Death), Section 6.2 (Disability), Section 6.4 (Without Cause), Section 6.5 (Voluntary Termination), or Section 7 (Change of Control) of this Agreement, and provided that all of the terms and conditions of the Plan are satisfied including, but not limited to, the attainment of stated objectives, the Executive (or his estate or other legal representative) shall be entitled to a pro-rated bonus for the fiscal year in which such termination takes place in an amount equal to the product of (i) the bonus for such fiscal year determined pursuant to Section 3.2 (a), multiplied by (ii) a fraction, the numerator of which is the number of days from the beginning of such fiscal year to the date of termination, and the denominator of which is 365. In the event of the termination of employment of the Executive pursuant to Section 6.3 (Due Cause) of this Agreement, the Executive shall not be entitled to a bonus for the fiscal year of the Company in which such termination takes place. The Executive shall not be entitled to a bonus for any fiscal year of the Company subsequent to the fiscal year in which the termination of his employment takes place.

      2. Section 3.3 (b) is hereby deleted and replaced with the following new
Section 3.3(b):
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                  3.3 Stock Options.

                        (b) For purposes of this Agreement, a Change in Control shall be deemed to exist if:

                        (i) a "person" (meaning an individual, a partnership, or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), either (A) acquires twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors and such acquisition shall not have been approved within sixty (60) days following such acquisition by a majority of the Continuing Directors (as hereinafter defined) then in office or
(B) acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors; or

                        (ii) Continuing Directors shall for any reason cease to constitute a majority of the Board of Directors of the Company; or

                        (iii) all or substantially all of the business and/or assets of the Company are disposed of by the Company to a party or parties other than a subsidiary or other affiliate of the Company, pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise, or if the Company's outpatient services business, the Company's orthotics and prosthetics business, and/or the Company's long-term care services business, together or separately, are either sold to a third party, spun-off to the Company's stockholders or otherwise transferred to a third party (such third party being less than 50% owned by the Company).


      3. Section 6.2 is hereby deleted and replaced with the following new
Section 6.2:

                  6.2 Disability. If the Executive shall become incapacitated by reason of sickness, accident or other physical or mental disability and shall be entitled to payment of benefits under the Company's Supplemental Benefits Plan disability provision, the employment of the Executive hereunder may be terminated by the Company or the Executive. In the event of such termination, the Company shall pay to the Executive the difference between disability income and the base salary then in effect for twenty-four (24) months following termination. Rights and benefits of the Executive (a) with respect to stock options shall be determined in accordance with the applicable option grant and
(b) under the other benefit plans and programs of the Company shall be determined in accordance with the terms and provisions of such plans and programs.


      4. Section 6.4 is hereby deleted and replaced with the following new
Section 6.4:

                  6.4 Termination by the Company Without Cause. The Company may terminate the Executive's employment at any time for whatever reason it deems appropriate or
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without reason; provided, however, that in the event that such termination is not pursuant to Section 6.1 (Death), 6.2 (Disability), 6.3 (Due Cause) or 6.5 (Voluntary Termination), the Company shall pay to the Executive severance pay representing twenty-four (24) months of salary, at a rate equal to the base salary provided for in Section 3.1 (at the annual rate then in effect), payable, at the election of the Executive, either in a lump sum within ninety (90) days of termination, or in the same periodic installments as his base salary is paid at the time of termination. The Executive shall be under no obligation to seek other employment and shall be under no obligation to offset any amounts earned from such other employment (whether as employee, a consultant, or otherwise) against such payments. During the twenty-four (24) month severance pay period referred to in this Section 6.4, the Company shall continue to provide life, disability, medical, and dental coverage for the Executive at the levels which were being provided to the Executive immediately prior to the termination of his employment (or such other benefits as shall be provided to senior executives of the Company in lieu of such benefits from time to time during such twenty-four
(24) month period) on the same basis, including Company payment of premiums and Company contributions, as such benefits are provided to other senior executives of the Company. In addition, the Executive will be provided with Outplacement Benefits commensurate with those provided to other executives of the Company through a vendor selected by the Company. Rights and benefits of the Executive or his transferee (a) with respect to stock options shall be determined in accordance with the applicable option grant and (b) under the other benefit plans and programs of the Company, shall be determined in accordance with the provisions of such plans and programs.

      4. Paragraph 7.2 is hereby deleted and replaced with the following new
Section 7.2:

                  7.2 Termination in connection with Relocation. If, after a Change in Control, the Executive's principal site of employment is relocated to a site 50 miles or more from the Executive's principal site of employment as of the date immediately prior to the Change of Control, the Executive may resign from employment with the Company by delivering a Notice of Termination to the Company and, in the event that said Notice of Termination is delivered to the Company during the period beginning with the first day of the nineteenth (19th) month and ending on the last day of the twenty-fourth (24th) month following a Change in Control, then the Executive shall be entitled to the severance provisions of Section 6.4; provided, however, that under no circumstances (by reason of relocation) shall the Executive be entitled to the severance provisions of Section 6.4 if the Notice of Termination is delivered within the first eighteen (18) months immediately following a Change in Control.
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      5. In all other respects the Employment Agreement shall remain in full force and effect without change.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date written above.

                                       NOVACARE, INC.


                                       By: /s/ James W. McLane   10/8/98
                                           -------------------------------------
                                           James W. McLane
                                           President and Chief Operating Officer


                                           /s/ Ronald G. Hiscock
                                           -------------------------------------
                                           Ronald G. Hiscock